As filed with the United States Securities and Exchange Commission on October 25, 2022
Registration No. 333- 267824

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-3
Registration Statement
Under
the Securities Act of 1933

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria V. Woods, Esq.
Executive Vice President and General Counsel
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
David Crandall, Esq.
Hogan Lovells US LLP
1601 Wewatta St., Suite 900
Denver, Colorado 80202
(303) 899-7300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 25, 2022
PROSPECTUS
$100,000,000
National CineMedia, Inc.
Common Stock
Warrants
Units
This prospectus relates to the offer and sale from time to time of up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered and the specific manner in which we will offer the securities in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock trades on the Nasdaq Global Select Market under the symbol “NCMI.” On October 24, 2022, the reported last sale price of our common stock on the Nasdaq Global Select Market was $0.40 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.
Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus, and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering. This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference, include important information about us, our securities and other information you should know before investing in our securities. We may also provide a prospectus supplement or free writing prospectus to add information to, or update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectuses supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. The information in this prospectus, including the documents incorporated by reference, are accurate only as of the date set forth on the front of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act. We make available on or through our website, at www.ncm.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC.
Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like National CineMedia Inc., that file electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may obtain the registration statement and its attached exhibits and schedules from the SEC as indicated above or from us. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
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This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•Our Annual Report on Form 10-K for the year ended December 30, 2021, filed with the SEC on March 3, 2022;
•Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2022 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 30, 2021);
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on May 9, 2022 and August 8, 2022, respectively.
•Our Current Reports on Form 8-K, filed with the SEC on January 6, 2022, April 5, 2022, May 9, 2022, June 2, 2022, July 25, 2022 and September 9, 2022 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items); and
•The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2007, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2019, including any amendment or reports filed for the purpose of updating such description.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished to, rather than filed with, the SEC.
You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Investor Relations
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, CO 80111
1-800-844-0935
RISK FACTORS
Ownership of and an investment in our securities involve certain risks. You should consider carefully the risks incorporated by reference in this prospectus or any applicable prospectus supplement, including the risks described under the captions “Risks Related to our Business and Industry” and “Risks Related to Our Corporate Structure,” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other information included and incorporated by reference into this prospectus or any applicable prospectus supplement, including our historical financial statements and related notes, in evaluating an investment in our securities. The information incorporated by reference in this prospectus or any applicable prospectus supplement may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our securities to decline, perhaps significantly, and you may lose part or all of your investment.
ABOUT NATIONAL CINEMEDIA, INC.
National CineMedia, Inc. (“NCM, Inc.”) is a holding company that manages its consolidated subsidiary National CineMedia, LLC (“NCM LLC”), which operates the largest cinema advertising network reaching movie audiences in the U.S. and sells advertising under long-term exhibitor service agreements (“ESAs”) with its founding members and with certain third-party network affiliates under long-term network affiliate agreements. NCM, Inc. has no business operations or material assets other than its cash and ownership interest of approximately 47.4% of the common membership units in NCM LLC as of June 30, 2022. NCM LLC’s other members, affiliates of Cinemark Holdings, Inc. (“Cinemark”), Regal Entertainment Group (“Regal”) and AMC Entertainment, Inc., three of the largest motion picture exhibition companies in the U.S., held the remaining 52.6% of NCM LLC’s common membership units as of June 30, 2022. NCM, Inc.’s primary source of cash flow from operations is distributions from NCM LLC pursuant to the NCM LLC operating agreement. NCM, Inc. also receives management fees pursuant to a management services agreement with NCM LLC in exchange for providing specific management services to NCM LLC.
We are a Delaware corporation organized on October 5, 2006, and our principal executive offices are located at 6300 S. Syracuse Way, Suite 300, Centennial, Colorado 80111. The telephone number of our principal executive offices is (303) 792-3600. We maintain a website at www.ncm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
Recent Developments
Cineworld Chapter 11 Proceeding
On September 7, 2022, Cineworld Group plc, the parent company of Regal, and certain of its subsidiaries, including Regal, Regal Cinemas, Inc., a party to the ESA with NCM LLC, and Regal CineMedia Holdings, LLC, a party to other agreements with NCM LLC and NCM, Inc., filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the Southern District of Texas (the “Cineworld Proceeding”). On October 21, 2022, Regal filed a motion to reject the ESA without specifying an effective date for the rejection and indicated that Regal currently plans on negotiating with the Company regarding the ESA. NCM LLC has also filed a complaint against Regal seeking declaratory relief and an injunction prohibiting Regal from breaching certain exclusivity, non-compete, non-negotiate and confidentiality provisions in the ESA by entering into a new agreement with a third party or bringing any of the services performed by NCM LLC in-house. Although there can be no assurances that NCM LLC’s request for declaratory relief will be successful, the Company believes these rights will survive any attempted rejection in the bankruptcy court by Regal. In the event that NCM LLC’s or NCM, Inc.’s agreements with Regal and its affiliates are rejected, it could have a materially negative impact on NCM, Inc.’s operations or financial condition.
NCM LLC Minimum Liquidity Covenant and Missed Coupon Payment under the Notes due 2028
In accordance with NCM LLC’s amended credit agreement and revolving credit facility, for the period beginning in the second quarter of 2020 through the date that NCM LLC delivers a compliance certificate for the fourth quarter of 2023, NCM LLC must maintain a minimum liquidity balance of $55.0 million, consisting of a combination of unrestricted cash on hand and availability under NCM LLC’s revolving credit facility (the “Minimum Liquidity Covenant”). During October 2022, in order to preserve NCM LLC’s liquidity in light of the Minimum Liquidity Covenant, NCM LLC elected not to make an interest payment in the amount of $11.8 million, $0.8 million of which relates to notes held by NCM, Inc., on the October 17, 2022 due date under the Senior Secured Notes due 2028 (the “Notes due 2028”), and entered 30-day grace period under the indenture governing the Notes due 2028. The Company expects to make this payment prior to the end of the applicable grace period.

NCM LLC expects to continue to preserve liquidity in order to maintain compliance with the Minimum Liquidity Covenant throughout the fourth quarter of 2022. While management is exploring multiple options to increase NCM LLC’s liquidity, there can be no assurance that NCM LLC will satisfy the Minimum Liquidity Covenant, and any breach of the Minimum Liquidity Covenant could materially impair NCM LLC’s financial condition and liquidity, and could compel NCM LLC to seek additional equity financing, sell assets, or refinance or restructure its obligations (through one of several means, including, a reorganization under Chapter 11 of the United States Bankruptcy Code).

As noted within the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed on August 8, 2022, the Company has borrowings under two Revolving Credit Facilities with $217.0 million outstanding as of June 30, 2022, that mature on June 20, 2023. The Company does not have available liquidity to repay the full outstanding balance on the date of maturity. Under the Credit Agreement, failure to repay borrowings under the Revolving Credit Facilities at maturity would result in an event of default for the term loans, which would allow a majority of the lenders under the Credit Agreement to accelerate the maturity of the principal amounts of outstanding term loans to become due and payable. It would also result in an event of default for the senior notes, which would allow the indenture trustee or senior note holders of each tranche of senior notes to accelerate the maturity to become due and payable. The Company does not have available liquidity to repay any accelerated principal of term loans or tranches of the outstanding senior notes upon an event of default within one year after the date that the financial statements are issued. Additionally, the Company does not expect to meet its financial covenants within one year following the date that these financial statements are issued. If these financial covenants are not met a majority of the lenders of the Senior Secured Credit Facility are permitted under the Credit Agreement to accelerate the debt which would also result in an event of default for the senior notes. In this event, the Company would not be able to repay the Company’s total outstanding debt balance. These conditions and events raise substantial doubt about the Company’s ability to continue as a going concern. In response to these conditions, management’s plans include amending NCM LLC’s Revolving Credit Facilities to extend the maturity dates, amending its Senior Secured Credit Facility to extend a waiver of these financial covenants or obtaining additional debt financing through a loan from third parties, and/or NCM, Inc. Management expects to conclude one of these alternatives; however, there can be no assurance that the Company will be successful in completing any of these options. As a result, management’s plan cannot be considered probable and thus does not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, some of the information in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. These forward-looking statements involve known and unknown risks and uncertainties, assumptions and other factors, including, but not limited to, the following:

•the Cineworld Proceeding and the indebtedness of the founding members and the effect of a potential bankruptcy of a founding member on our business;
•changes to the ESAs and the relationships with NCM LLC's founding members and NCM LLC’s ability to enforce the provisions contained in the ESAs, including changes due to the Cineworld Proceeding;
•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, can disrupt our business and the business of our founding members and network affiliates;
•continued declines in theater attendance;
•changes in theater patron behavior could result in declines in viewership of the Noovie® pre-show;
•we may not realize the anticipated benefits of the 2019 ESA amendments;
•we may not be successful in increasing the number of theaters in which NCM LLC has the right to display post-showtime inventory;
•our plans for developing additional digital revenue opportunities may not be implemented and may not be achieved;
•changes in regulation and potential liability arising out of the gathering and use of user information collected through online or mobile services;
•competition within the overall advertising industry;
•failure to continue to upgrade our technology and that of our advertising network;
•changes in economic conditions;
•we may not be able to grow our advertising revenue in line with the growth of our contractual costs;
•the potential loss of any major content partner or advertising client, including due to the uncertainty or perception of uncertainty in the industry;
•potential inability to retain or replace our senior management;
•the effects of government regulation on founding member and network affiliate growth;
•failure to effectively manage change to our strategy or continue our growth;
•potential failures or disruptions in our technology systems or the failure to adequately protect our systems, data or property from threats;
•possible infringement of our technology on intellectual property rights owned by others;
•failure to protect or enforce our intellectual property rights;
•we are a holding company with no operations of our own, and we depend on distributions and payments under the NCM LLC operating and management services agreements from NCM LLC to meet our ongoing obligations and to pay cash dividends on our common stock;
•risks and uncertainties relating to our significant indebtedness and investments, including (i) the availability and adequacy of cash flows to meet our debt service requirements and any other indebtedness that we may incur in the future, (ii) our ability to repay or refinance our indebtedness upon maturity, including a significant amount of indebtedness that matures on June 20, 2023, and (iii) our ability to comply with the financial covenants included in the agreements governing our indebtedness;
•NCM LLC’s other members, their affiliates or our largest stockholder may have interests that differ from those of us or our public stockholders and they may be able to influence our affairs, compete with us or benefit from corporate opportunities that might otherwise be available to us;
•Potential competing interests of the founding members and the ability for NCM LLC’s members to benefit from corporate opportunities available to NCM LLC;

•our certificate of incorporation contains anti-takeover protections that may discourage a strategic transaction;
•future issuance of membership units or preferred stock could dilute the interest of our common stockholders;
•determination that NCM, Inc. or any of NCM LLC’s founding members is an investment company;
•determination that any amount of our tax benefits under the tax receivable agreement with the founding members should not have been available;
•the effect on our stock price from the substantial number of our shares eligible for sale; and
•other factors described under “Risk Factors” or elsewhere in this prospectus or incorporated by reference into this prospectus.
This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative and not exhaustive. Our actual results, performance or achievements could differ materially from those indicated in these statements as a result of additional factors as more fully discussed under “Risk Factors” above, and elsewhere in this prospectus. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement or free writing prospectus, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
USE OF PROCEEDS
Our certificate of incorporation and the NCM LLC operating agreement provide that, following any issuances of our common stock, the number of outstanding shares of our common stock must equal, on a one-for-one basis, the number of NCM LLC common membership units owned by us. Accordingly, unless our certificate of incorporation and the NCM LLC operating agreement are amended after the date of this prospectus, we will use the net proceeds received from any sales of our common stock, or from the sale and exercise or conversion of warrants or units settleable in shares of our common stock, to purchase common membership units of NCM LLC either directly from NCM LLC or from another unit holder, at a price per unit equal to the public offering price per share in the case of common stock, or the public offering price plus any amounts received by us upon exercise or conversion in the case of warrants or units, less in each case underwriting discounts and commissions and offering expenses. We will purchase a number of common membership units equal to the number of shares of common stock sold in this offering or issued upon the exercise of warrants or conversion of units. If we use the net proceeds from the sale of the securities offered hereby to purchase units from NCM LLC, NCM LLC will have broad discretion over the use of such proceeds. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend for NCM LLC to use such proceeds for working capital and general corporate purposes.
DILUTION
We will set forth in a prospectus supplement and/or free writing prospectus the following information, as required, regarding any dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•the net tangible book value per share of our equity securities before and after the offering;
•the amount of the change in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES
The following description is a general summary of the terms of the shares of common stock, warrants or units we may issue. The description below and in any prospectus supplement or free writing prospectus is only a summary and does not include all of the terms of the securities and should be read together with our second amended and restated certificate of incorporation, as amended May 4, 2022 (the “Certificate”) and bylaws, as amended May 4, 2022 (the “Bylaws”). This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, or “DGCL.” Please carefully consider the actual provisions of the Certificate and Bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.
General
The Certificate authorizes us to issue up to 260,000,000 shares of common stock, $0.01 par value per share.
Common Stock
Holders of our common stock are entitled to one vote per share held on all matters submitted to a vote of stockholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by our board of directors, subject to any preferential rights of any outstanding preferred stock we subsequently issue.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock subsequently issued. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
We have elected in the Certificate not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.
Certain other provisions of the Certificate and Bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of us without prior approval of our board of directors. These provisions are meant to encourage persons interested in acquiring control of us to first consult with our board of directors to negotiate terms of a potential business combination or offer. We believe that these provisions protect against an unsolicited proposal for a takeover of us that might affect the long term value of our stock or that may be otherwise unfair to our stockholders. For example, our Certificate and Bylaws:

•	provide veto rights to the directors designated by Cinemark and Regal over certain actions specified in our Certificate, as described below under “-Special Approval Rights for Certain Matters”;

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares, making a takeover more difficult and expensive;

•	prohibit stockholder action by written consent;

•	provide that special meetings of our stockholders may be called only by a majority of our directors; and

•	do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.
The operating agreement of NCM LLC also provides that NCM LLC’s other members will be able to exercise a greater degree of influence over the operations of NCM LLC, which may discourage other nominations to our board of directors, if any director nominee designated by NCM LLC’s other members is not elected by our stockholders.

Special Approval Rights for Certain Matters

Under the Certificate, so long as either of Regal or Cinemark owns at least 5% of NCM LLC’s issued and outstanding common membership units, if the two directors appointed by Cinemark or the two directors appointed by Regal pursuant to the Director Designation Agreement dated February 13, 2007 (except that if either Cinemark or Regal has only appointed one director, and such director qualifies as an “independent director” under the applicable rules of the Nasdaq Stock Market LLC, then such director) vote against any of the corporate actions listed below, we and NCM LLC will be prohibited from taking any of the following actions:

•	assign, transfer, sell or pledge all or a portion of the membership interests of NCM LLC beneficially owned by NCM, Inc.;

•	acquire, dispose, lease or license assets with an aggregate value exceeding 20% of the fair market value of the business of NCM LLC operating as a going concern;

•	merge, reorganize, recapitalize, reclassify, consolidate, dissolve, liquidate or enter into a similar transaction;

•	incur any funded indebtedness or repay, before due, any funded indebtedness with a fixed term in an aggregate amount in excess of $15.0 million per year;

•	issue, grant or sell shares of our common stock, preferred stock or rights with respect to common stock or preferred stock, or NCM LLC membership units or rights with respect to membership units, except under specified circumstances;

•	authorize, issue, grant or sell additional membership interests or rights with respect to membership interests of NCM LLC (with certain exceptions);

•	amend, modify, restate or repeal any provision of our Certificate or Bylaws or the NCM LLC operating agreement;

•	enter into, modify or terminate certain material contracts not in the ordinary course of business as defined under applicable securities laws;

•	except as specifically set forth in the NCM LLC operating agreement, declare, set aside or pay any redemption of, or dividends with respect to membership interests;

•	amend any material terms or provisions (as defined in the Nasdaq rules) of our equity incentive plan or enter into any new equity incentive compensation plan;

•	make any change in the current business purpose of NCM, Inc. to serve solely as the manager of NCM LLC or any change in the current business purpose of NCM LLC to provide the services as set forth in the exhibitor services agreements between NCM LLC and each of the founding members; and

•	approve any actions relating to NCM LLC that could reasonably be expected to have a material adverse tax effect on the founding members.
Authorized but Unissued Shares
The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Warrants
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock and may be issued in one or more series. Warrants may be issued independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:
•the title of such securities;
•the offering price or prices and aggregate number of warrants offered;
•the currency or currencies for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•the number of shares of common stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•the terms of any rights to force the exercise of the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreements and warrants may be modified;
•a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase a share of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Units
The following description, together with the additional information included in any applicable prospectus supplement and free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.
PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•at-the-market offerings within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise:
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree to sell a specified number of such securities at a stipulated price per security;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The aggregate proceeds we will receive from the sale of the securities will be the purchase price of the common stock, warrants or units less discounts or commissions, if any. We reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market. We may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
If we enter into a material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•the number and type of securities being offered;
•the terms of the offering;

•the names of the participating underwriters, broker-dealers or agents;
•any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;
•the public offering price; and
•other material terms of the offering.
LEGAL MATTERS
The validity of the common stock, warrants and units offered hereby will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from NCM, Inc.’s Annual Report on Form 10-K, and the effectiveness of NCM, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

National CineMedia, Inc.

$100,000,000
Common Stock
Warrants
Units

PROSPECTUS

, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration fee	$11,020
FINRA fee	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fees	(1)
Miscellaneous	(1)
Total	(1)

(1) Other than the registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102 of the DGCL grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article Sixth of our Second Amended and Restated Certificate of Incorporation, as amended May 4, 2022 (the “Certificate”), eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.
Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of our Amended and Restated Bylaws, as amended May 4, 2022 (the “Bylaws”), requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article VI also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 6.02 of the Bylaws, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.
We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate or the Bylaws, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement. ***

4.1	Second Amended and Restated Certificate of Incorporation (1) **

4.2	The Amended and Restated Bylaws, as amended May 4, 2022 (2)**

4.3	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (3)**

4.4	First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March 16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (4)**

4.5	Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of August 6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (5)**

4.6	Third Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of September 3, 2013, by and among American Multi-Cinema, Inc., AMC Showplace Theaters, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc. and National CineMedia, Inc. (6)**

4.7	Fourth Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated January 23, 2019, by and among Cinemark Media, Inc., Cinemark USA, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc., and National CineMedia, Inc. (7)**

4.8	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc., Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (8)**

4.9	Director Designation Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Cinemark Media, Inc. and Regal CineMedia Holdings, LLC. (9)**

4.10	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (10)**

4.11	Form of Common Stock Certificate**

4.12	Form of Warrant Agreement***

4.13	Form of Warrant Certificate***

4.14	Form of Unit Certificate***

5.1	Opinion of Hogan Lovells US LLP.**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).**

24.1	Powers of Attorney of National CineMedia, Inc.*

107	Filing Fee Table*

*	Filed herewith.
**	Previously filed.
***	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
(1)Incorporated by reference to Exhibit 3.2 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on May 9, 2022.

(2)Incorporated by reference to Exhibit 3.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on May 9, 2022.
(3)Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(4)Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.
(5)Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on August 10, 2010.
(6)Incorporated by reference to Exhibit 10.1.3 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on September 9, 2013.
(7)Incorporated by reference to Exhibit 10.1.4 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2019.
(8)Incorporated by reference to Exhibit 10.6 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(9)Incorporated by reference to Exhibit 10.10 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(10)Incorporated by reference to Exhibit 10.11 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007

ITEM 17.	UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 25th day of October, 2022.

National CineMedia, Inc.

By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 25th day of October, 2022.

	Name	Title

	/s/ Thomas F. Lesinski	Chief Executive Officer and Director
	Thomas F. Lesinski	(Principal Executive Officer)

	/s/ Ronnie Y. Ng	Chief Financial Officer
	Ronnie Y. Ng	(Principal Financial and Accounting Officer)

	*	Chairman
Mark B. Segall

	*	Director
David E. Glazek

	*	Director
Lawrence A. Goodman

	*	Director
Kurt C. Hall

	*	Director
Juliana F. Hill

	*	Director
Mark Zoradi

	*	Director
Donna Reisman

*By:	/s/ Maria V. Woods	Attorney-in-fact
Maria V. Woods